                                                                     EXHIBIT 4.7



                      SECOND AMENDMENT TO PLEDGE AGREEMENT

         This SECOND AMENDMENT to Pledge Agreement is dated as of July 30, 1996 among LAMAR ADVERTISING COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), each of the entities identified under the caption "Subsidiary Pledgors" on the signature pages hereof (each such corporation being hereafter called a "Subsidiary Pledgor"); STATE STREET BANK AND TRUST COMPANY, as trustee under the Indenture (as defined below) (in such capacity, together with the successors in such capacity, the "Trustee") and THE CHASE MANHATTAN BANK (as successor by merger to The Chase Manhattan Bank (National Association)), as agent under the Credit Agreement (as defined below) (in such capacity, together with its successors in such capacity, the "Bank Agent") and as Collateral Agent for the Secured Parties (as defined in the Pledge Agreement (as defined below)) (in such capacity, together with its successors in such capacity, the "Collateral Agent").

         Reference is hereby made to (i) a Credit Agreement dated as of May 19, 1993 among the Company, certain subsidiaries of the Company (the "Subsidiary Guarantors"), certain lenders and the Collateral Agent (as amended to date and as modified and supplemented and in effect from time to time, the "Credit Agreement"), (ii) an Indenture dated as of May 15, 1993 (as supplemented by the First Supplemental Indenture of even date herewith and as further modified and supplemented and in effect from time to time the "Indenture") among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company as trustee, and (iii) a Pledge Agreement dated as of May 15, 1993 among the parties hereto, as amended by Amendment No. 1 thereto dated May 31, 1995 (as amended to date and as modified and supplemented and in effect from time to time the "Pledge Agreement").

         Section 1406 of the Indenture provides, among other things, that with the consent of the holders of not less than a majority in principal amount of the Outstanding Securities (as defined therein) delivered to the Company, the Subsidiary Guarantors and the Trustee, the Trustee may enter into an amendment or amendments to the Pledge Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pledge Agreement or modifying in any manner the rights of the Holders under the Pledge Agreement.

         NOW, THEREFORE, in consideration of mutual agreements herein contained, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.       6.11    Additional Secured Obligations.

         Section 6.11(b) of the Pledge Agreement is amended as follows and the remaining portions of Section 6.11 shall remain unchanged:

                 (b) It is acknowledged that the Company may from time to time modify and supplement, including (without limitation) by means of amending and restating the Credit Agreement or any Successor Credit Agreement (as defined below), and may refinance or otherwise replace the Credit Agreement or any Successor Credit Agreement, in which case: (i) all references herein to the "Credit Agreement" shall be deemed to refer to the Successor Credit Agreement in effect at the time of determination, (ii) all references herein to the "Bank Agent" shall be deemed to refer to the Person designated as the agent for the lenders under the Successor Credit Agreement, (iii) all references herein to the "Banks" shall be deemed to refer to the lenders under the Successor Credit Agreement and (iv) all references herein to "Letters of Credit" shall be deemed to refer to the letters of credit, if any, issued or outstanding under the Successor Credit Agreement. For purposes of this Section 6.11, a "Successor Credit Agreement" shall mean (x) the Credit Agreement (including, a Successor Credit Agreement) as modified and supplemented and from time to time in effect and (y) any credit or loan agreement which may be entered into subsequent to the date of the Credit Agreement from time to time by and among the Company, the Subsidiary Guarantors (as defined in the Indenture) and the Bank Agent and Banks for any purpose including, without limitation, the refinancing or replacement of the full amount, or any portion, of the credit (including unfunded commitments) extended under the Credit Agreement (including a Successor Credit Agreement).

2.       Section 1        Definitions.

         The following definition in the Pledge Agreement is amended as indicated and the remaining definitions shall remain unchanged:

                 "Secured Obligations" shall mean (a) in the case of the Company, (i) the principal of and interest on the loans made by the Banks to the Company under the Credit Agreement, the principal of and interest on the promissory notes evidencing such loans, all reimbursement obligations owing by the Company in respect of Letters of Credit (including, without limitation,obligations to provide cash cover for undrawn amounts of outstanding Letters of Credit), interest on such reimbursement obligations and all other amounts from time to time owing to the Banks or the Bank Agent by the Company under the Credit Agreement (excluding, in the case of this clause (i), obligations relating to the aforementioned principal and reimbursement obligations to the extent that the aggregate amount of such principal and reimbursement obligations exceeds $58,250,000), (ii) all Interest Rate Protection Obligations, (iii) the principal of and interest and premium on the Securities and all other amounts from time to time owing to the Noteholders or the Trustee by the Company under the Indenture (excluding, in the case of this clause (iii), obligations relating to the aforementioned principal to the extent that the aggregate amount thereof exceeds $100,000,000) and (iv) all Additional Obligations, (b) in the case of each Subsidiary Pledgor, its guarantee of Secured Obligations of the Company, (c) in the case of the Voting Trustees, the guarantees by TLC of Secured Obligations of the Company and (d) in the case of each Pledgor, all obligations of such Pledgor hereunder.

3.       Miscellaneous.

         (a) This Second Amendment to Pledge Agreement is expressly made supplemental to and shall become a part of the Pledge Agreement and is made subject to all of the provisions of the Pledge Agreement as supplemented hereby.

         (b) All of the provisions of this Second Amendment to Pledge Agreement shall bind and inure to the benefit of the successors and assigns or the parties hereto.

         (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                                                LAMAR ADVERTISING COMPANY


                                                By:
                                                   ----------------------------
                                                   (Title)

                                    SUBSIDIARY PLEDGORS:
                                    --------------------

                                    THE LAMAR CORPORATION
                                    NEBRASKA LOGOS, INC.
                                    OKLAHOMA LOGOS SIGNS,INC.
                                    MISSOURI LOGOS, INC.
                                    OHIO LOGOS, INC.
                                    UTAH LOGOS, INC.
                                    TEXAS LOGOS, INC.
                                    MISSISSIPPI LOGOS, INC.
                                    LAMAR ADVERTISING OF MOBILE, INC.
                                    LAMAR ADVERTISING OF COLORADO
                                      SPRINGS, INC.
                                    LAMAR ADVERTISING OF SOUTH
                                      MISSISSIPPI, INC.
                                    LAMAR ADVERTISING OF JACKSON, INC.
                                    LAMAR ADVERTISING OF SOUTH GEORGIA,
                                      INC.
                                    TLC PROPERTIES, INC.
                                    LAMAR TEXAS GENERAL PARTNER, INC.
                                    LAMAR TENNESSEE LIMITED PARTNER,
                                      INC.
                                    LAMAR TEXAS GENERAL PARTNERSHIP, INC.
                                    LAMAR TEXAS LIMITED PARTNERSHIP, INC.
                                    INTERSTATE LOGOS, INC.

                                    For each of the above corporations:


                                    By:
                                       -----------------------------------
                                            Keith A. Istre
                                            Vice President

                                 BANK AGENT:
                                 -----------

                                 THE CHASE MANHATTAN BANK (NATIONAL
                                 ASSOCIATION), as Bank Agent


                                 By:
                                    ------------------------------
                                    Title:


                                 COLLATERAL AGENT:
                                 -----------------

                                 THE CHASE MANHATTAN BANK,
                                 as Collateral Agent



                                 By:
                                    ------------------------------
                                    Title:


                                 TRUSTEE:
                                 --------

                                 STATE STREET BANK AND TRUST COMPANY,
                                 not in its individual capacity but
                                 as Trustee



                                 By:
                                   ------------------------------
                                    Title: